SECURITY AGREEMENT

     This Security Agreement is made and entered into as of December 30, 1998 by and among Audio Book Club, Inc., a Florida corporation ("ABC"), Classic Radio Holding Corp., a Delaware corporation and wholly-owned subsidiary of ABC ("Holding Corp"), and Classic Radio Acquisition Corp., a Delaware Corporation and an indirect wholly-owned subsidiary of ABC ("Acquisition Corp.", and together with ABC and Holding Corp., the "Companies"), each with its principal office at 20 Community Place, Morristown, New Jersey 07962, on the one hand, and Norton Herrick, an individual with an address at 2295 Corporate Boulevard, N.W. , Suite 222, P.O. Box 5010, Boca Raton, Florida 33431 (the "Secured Party"), on the other hand. The Companies and the Secured Party are collectively referred to hereinafter as the "Parties".

                              W I T N E S S E T H:

     WHEREAS, ABC has issued to the Secured Party its 9% Convertible Senior Subordinated Promissory Note Due December 31, 2004 in the principal amount of $15,000,000 (the "Note") and Holding Corp. and Acquisition Corp. have executed and delivered to Secured Party that certain Subsidiary Guaranty dated as of the date hereof (the "Guaranty") whereby Holding Corp. and Acquisition Corp. have guaranteed all obligations of ABC under the Note;

     WHEREAS, pursuant to the terms of that certain Plan and Agreement of Merger and Supplemental Agreement each dated as of December 11, 1998 (the "Merger Agreement"), Radio Spirits, Inc. ("RSI"), an Illinois corporation wholly-owned by Carl Amari ("Amari") has been merged with and into Holding Corp. and in partial consideration therefor ABC has entered into a Put Agreement dated as of December 11, 1998 with Amari (the "Put Agreement") providing Amari with certain "put" rights with respect to shares of ABC's common stock, no par value, issued pursuant to the terms of the Merger Agreement (the "ABC Shares"); and

     WHEREAS, the Companies have granted a security interest to Amari (the "Amari Security Interest") in their right, title and interest in and to the assets of Holding Corp. that were acquired in the merger with RSI, as well as the assets of Acquisition Corp. that were acquired from Buffalo Productions, Inc., an Illinois corporation wholly-owned by Amari, and the fifty (50%) percent interest in a Joint Venture with Dick Brescia Associates which was acquired from Amari, which assets are set forth on Schedule 1 attached hereto (the "Classic Radio Assets").

     WHEREAS, as an inducement to the Secured Party to purchase the Note from ABC, the Companies have agreed to grant to the Secured Party a security interest in their right, title and interest in and to the Classic Radio Assets on the terms set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and upon the terms and conditions hereinafter set forth, the Parties agree as follows:

     1. Grant of Security Interests in Collateral.

          To secure the Companies' prompt payment when due of all principal and interest and all other amounts payable under the Note and the Guaranty and performance of all other obligations of the Companies under the Note and the Guaranty (collectively, the "Obligations") and for $1.00 and other consideration, receipt of which is hereby acknowledged, the Companies hereby grant to the Secured Party a continuing second lien security interest (the "Second Lien") in all present Classic Radio Assets and all accretions thereto and products, proceeds and replacements and substitutions thereof, including but not limited to the assets and properties described on Schedule 1 attached hereto (the "Collateral") to the extent of the Obligations. The Second Lien shall be junior and subordinate to the security interests of Fleet National Bank, as administrative agent, and the lenders under the Credit Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement") by and among ABC, Fleet National Bank, as administrative agent, and such other lenders from time to time party to the Credit Agreement, (the "Senior Obligations", which term shall include, without limitation, all principal, interest (including post-petition), fees, costs and expenses whether or not currently contemplated), and senior and prior in all respects to the Amari Security Interest. Persons at any time having or acquiring any right or interest in any of the Senior Obligations shall hereafter be referred to as the "Senior Parties". Notwithstanding the foregoing, the Second Lien shall not be subordinate to any other security interest in the Collateral hereafter granted by the Companies other than to the Senior Parties, including, without limitation, any security interest granted to selling third parties in consideration for the sale of assets or securities of such selling third parties to one of the Companies or in connection with the merger or consolidation of another company with and into one of the Companies. Subject to the provisions of the Note and the Credit Agreement, the Companies shall be free to sell the Collateral (excluding the proceeds thereof) in the ordinary course of business without restriction. However, a sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt or any bulk sale.

     2. Subordination of Lien.

          (a) Limitation on Exercise of Certain Rights Upon Default. Upon the occurrence of any Event of Default (as hereinafter defined) hereunder, prior to the payment and satisfaction in full of the Senior Obligations, the Secured Party shall take no action with respect to the Collateral or exercise any rights as a secured party, including, without limitation, giving notice of foreclosure or effecting foreclosure or giving notice to obligors with respect to the Collateral, unless (i) authorized in writing by the Senior Parties holding a majority in dollar amount of Senior

     Obligations, or (ii) one or more of the Senior Parties has declared a default against one or more of the Companies with respect to the Senior Obligations and has initiated an action(s) with respect to some or all of the Collateral. The Secured Party agrees not to oppose, interfere with or otherwise attempt to prevent the Senior Parties from enforcing their liens and security interests in the Collateral or otherwise realizing on the Collateral. So long as any of the Senior Obligations shall remain unpaid to Senior Parties, Senior Parties may at all times, in their sole discretion, subject to the provisions of the Senior Obligations and the Security Agreement securing the Senior Obligations, exercise any and all powers and rights, including, without limitation, the right to foreclose or otherwise realize upon the Collateral, that Senior Parties now have or hereafter may acquire with respect to any of the Collateral, whether or not in their possession, nor shall any of the Senior Parties have any liability to the Secured Party for any action taken or failure to act with respect to any of such Collateral in their possession beyond the exercise of reasonable care to assure the safe custody thereof.

          In connection therewith, the Secured Party hereby irrevocably appoints Fleet National Bank, and its successors and assigns, on behalf of itself and the other Senior Parties, as Secured Party's lawful attorney-in-fact with full power and authority for it and in its name to make, execute and acknowledge, publish, file, record and swear to the execution, acknowledgment, filing and/or recordation, as applicable, of any and all documents, including, without limitation, Uniform Commercial Code termination statements, real estate mortgage satisfactions and stock powers relating to the security interest of the Secured Party, all as Fleet National Bank (and its successors and assigns), in its sole discretion, shall deem necessary, appropriate and/or advisable following the occurrence of a default and acceleration of any of the Senior Obligations with respect to the enforcement and administration of the Senior Obligations and the furtherance of the collection thereof; provided, however, that Fleet National Bank (and its successors and assigns) shall take no action with respect to the termination of the Secured Party's rights hereunder without prior notification to the Secured Party. The Secured Party hereby ratifies and confirms any and all acts or omissions that Fleet National Bank (and its successors and assigns) may take or fail to take with respect to the administration and/or enforcement of the Second Lien, and hereby remises, releases and forever discharges Senior Parties from any and all claims in connection therewith, except those claims that arise as a result of the negligence of Senior Parties. The foregoing power of attorney is coupled with an interest and is irrevocable. The foregoing rights of Fleet National Bank (and its successors and assigns), on behalf of the Senior Parties, shall include the right to release and terminate any or all of the Second Lien, given in connection with a sale or other disposition of all or any portion of the Collateral to which Senior Parties have consented. The Secured Party shall on the date hereof execute and deliver to Fleet National Bank (or its successors or assigns), on behalf of itself and the other Senior Parties, releases and Uniform Commercial Code termination instruments, satisfactory in form and substance to Senior Parties, releasing and terminating in full the Second Lien, which Fleet National Bank (or its successors or assigns) shall hold in escrow on behalf of itself and the other Senior Parties, and shall be entitled to release from escrow and file, record or otherwise cause to become effective, in the exercise of any of its rights under this subparagraph 2(a). The net amount received by Senior Parties as a result of their exercise of any of their rights under this subparagraph 2(a) as proceeds of the payment or collection of the proceeds of the Second Lien shall be applied to the Senior Obligations then, or thereafter to become, due and the excess, if any, shall be remitted to the Secured Party.

          (b) Additional Rights of the Senior Parties. Without the consent of or notice to the Secured Party, the Senior Parties (or any of them) at any time and from time to time in their sole and absolute discretion may (i) amend or supplement any document or instrument executed by any one or more of the Companies or any subsidiary in connection with the Senior Obligations; (ii) demand and receive a security interest in or other lien upon any property or assets of any one or more of the Companies or any subsidiary to secure the Senior Obligations and sell, exchange, release or otherwise deal with any property pledged or mortgaged to secure, or howsoever securing, the Senior Obligations; (iii) exercise or refrain from exercising any and all powers and rights in respect of the Senior Obligations against any one or more of the Companies, any subsidiary or others (including the Secured Party); and (iv) apply any sums by whomsoever or however realized to the Senior Obligations in any order elected by the Senior Parties.

          (c) Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights of Senior Parties, and the obligations of the Secured Party arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by:
     (i) any amendment or modification of or supplement to any documents evidencing any of the Senior Obligations or the rights of the Secured Party, or any instrument or document executed or delivered pursuant to any of such documents other than this Agreement; (ii) the validity or enforceability of any of such documents; (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Obligations or any of such instruments or documents referred to in clause (i) above or in respect of any of the properties or assets now or hereafter constituting the Collateral, whether or not the Secured Party shall have had notice or knowledge of any of the foregoing and whether or not it shall have consented thereto. All references to "Senior Parties" hereunder shall be deemed to refer to Senior Parties or any of their successors or assigns, or any other person or entity which hereafter may hold all or any portion of the Senior Obligations, including, without limitation, any person or entity that makes any loan, advance or other extension of credit to any of the Companies the proceeds of which are used, directly or indirectly, to pay all or any portion of indebtedness that, at the time of such payment, constitutes Senior Obligations hereunder, and any such successor, assign or other person or entity shall be entitled to have the benefit of and enforce this Agreement, as fully as if it were the signatory hereto in the place of "Senior Parties", without the necessity of the execution or delivery of any other instrument or document.

          (d) Reinstatement. The provisions of this Section 2 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any Senior Party to any one or more of the Companies or any subsidiary upon the insolvency, bankruptcy or reorganization of any one or more of the Companies or such subsidiary or otherwise, all as though such payment had not been made.

          (e) Amendments. No amendment, supplement or modification to this Agreement may be made without consent of all of the Senior Parties.

          (f) Reliance; Enforcement. Senior Parties have relied hereon and it is intended by all parties that the Senior Parties shall be third party beneficiaries and are entitled directly to enforce their rights hereunder as if a party hereto.

          (g) Right to Payment. The Secured Party agrees that the Senior Parties are entitled to all payments from the Collateral and all proceeds of the Collateral prior to payment thereof to the Secured Party and Secured Party agrees that until all Senior Obligations are paid in full, Secured Party shall not knowingly receive, accept or retain any direct or indirect payment from the Collateral or the proceeds thereof and if Secured Party receives any such payment at any time prior to the payment in full of the Senior Obligations (including, without limitation, any obligations accruing after any bankruptcy, insolvency or similar proceeding involving any of the Companies), the Secured Party will promptly upon written request by any of the Senior Parties deliver such payment (or funds in the amount of such payment) to the Senior Parties.

          (h) Subordination. The subordination set forth above is applicable irrespective of the time or order of attachment or perfection of any lien or security interest referred to herein, the time or order of filing of any financing statement, the acquisition of purchase money or other priority with respect to any such lien or security interest or the time of giving of the failure to give notice of the acquisition or expected acquisition of a purchase money or other security interest.

          (i) Intercreditor Agreement. The terms of this Agreement are subject to the terms and conditions of an Intercreditor Agreement dated as of the date hereof between Fleet National Bank, as administrative agent for the Senior Lenders and the Secured Party (the "Intercreditor Agreement"). In the event of any conflict between the terms of this Section 2 and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern.

     3. Location of Collateral; Location of Books and Records. The Companies warrant and covenant that the Collateral and the books and records concerning the Collateral are and shall be kept at the locations set forth on Schedule 2 attached hereto, which may be amended from time-to-time by the Companies upon ten (10) days advance prior written notice to the Secured Party.

     4.  Title.

     Except for (i) the security interest hereby granted and (ii) interests of the Senior Parties in the Collateral, the Companies have and at all times during the term hereof will retain full title to the Collateral, free and clear of any lien, security interest, encumbrance, or claim, and the Companies will, at their cost and expense, defend any action which may affect the Secured Party's security interest in, or the Companies' title to, the Collateral.

     5.  Financing Statement.

     The Companies shall simultaneously execute and file all necessary UCC-1 financing statements in favor of the Secured Party in order for the Secured Party to perfect and continue its security interest in the Collateral, the Companies and will pay (or reimburse Secured Party for) the cost of filing fees for filing the same and will further execute all other instruments or take all further actions reasonably deemed necessary by the Secured Party for the perfection and continuation of its security interest in the Collateral and pay (or reimburse Secured Party for) the cost of filing fees for filing the same.

     6.  Representations and Warranties of the Companies.

     The Companies hereby jointly and severally represent and warrant that this Security Agreement is a valid and binding obligation of the Companies and is enforceable in accordance with its terms. The execution and delivery hereof has been duly authorized by the Board of Directors of each of the Companies, and neither the execution nor performance of this Security Agreement will conflict with any other agreement to which the Companies are a party or by which they are bound.

     7.  Term.

     This Agreement commenced on the date first set forth above and shall only terminate upon the earlier of (i) termination of the Amari Security Interest, and (ii) the fulfillment or expiration of all of the Obligations. Such period is the "Term." Upon a termination of this Agreement and the security interest granted to the Secured Party hereunder, Secured Party shall execute and deliver to the Companies UCC-3 termination statements and all other documents or instruments and take all further action necessary to release the Second Lien and all of Secured Party's rights in the Collateral.

     8.  Change of Place of Business.

     Company will provide ten (10) days advance written notice to the Secured Party in the event of any change of any of the Companies' principal places of business, or places where the Collateral and records concerning same are kept.

     9.  Default.

     The Companies shall be in default under this Security Agreement on the happening and during the continuance of one or more of the events or conditions defined as an Event of Default in the Note (each an "Event of Default").

     10. Remedies.

          (a)  Subject  to  the  provisions  of  Paragraph  2  above,  upon  the occurrence of an Event of Default, the Secured Party shall give the Companies and the Senior Parties if such Event of Default is continuing, ten (10) days prior written notice of occurrence of such Event of Default and an opportunity to cure such default within such ten (10) day notice period (to the extent such Event of Default is curable). If the Companies fail to cure such Event of Default within such ten (10) day period, the Secured Party shall have and may exercise all rights and remedies of a secured party after default under the Uniform Commercial Code (the "Code"), at law, in equity or otherwise, with respect to the Collateral, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently; provided, however, that notwithstanding the foregoing, the Secured Party shall not take any steps to take possession of, or to liquidate, any Collateral without first complying with the provisions of Paragraph 2(a).

          (b) Subject to the provisions of Paragraph 2 above, the Secured Party shall apply the cash proceeds actually received from any sale or other disposition of the Collateral (i) to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by the Secured Party in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then (ii) pay to the Secured Party the entire unpaid amount of the Obligations. The Companies shall remain liable and will pay the Secured Party on demand any deficiency remaining on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to ABC, subject to any duty of the Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to the Secured Party.

     11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                             if to the Companies, to:

                             Audio Book Club, Inc.
                             20 Community Place
                             P.O. Box 2346
                             Morristown, NJ 07962-2346
                             Attn: Chief Financial Officer
                             Telephone No.: 973-539-9528
                             Facsimile No.: 973-539-1273

                             with a copy to:

                             Tenzer Greenblatt LLP
                             405 Lexington Avenue
                             New York, New York 10174
                             Attention: Robert J. Mittman, Esq.
                             Telephone No.: (212)885-5555
                             Facsimile No.: (212) 885-5001

                             If to the Secured Party, to:

                             Mr. Norton Herrick
                             2295 Corporate Blvd., N.W.
                             Suite 222
                             P.O. Box 5010
                             Boca Raton, FL 33431
                             Telephone No.: 561-241-9880
                             Facsimile No.: 561-241-9887

                             with a copy to:

                             Olshan Grundman Frome Rosenzweig & Wolosky LLP 505 Park Avenue
                             New York, New York 10022
                             Attention: Steven Wolosky, Esq.
                             Telephone No.: (212) 753-7200
                             Facsimile No.: (212) 980-7177

     12. Miscellaneous Provisions.

          (a) Parties Bound. This Security Agreement shall be binding on and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors, assigns, subsidiaries and affiliates.

          (b) Legal Construction. In case any one or more of the provisions contained in this Security Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Security Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Notwithstanding anything to the contrary herein, nothing contained in this Agreement shall be deemed to restrict, limit, modify, impair, impede or otherwise affect in any manner any of Secured Party's (including all of his heirs, executors, successors and assigns) rights in, to or under the Note, it being expressly understood that Secured Party may enforce all of his rights in, to and under the Note without regard to the terms hereof. This Agreement shall solely and exclusively relate to Secured Party's rights in and to the Collateral, and shall not extend to any other contractual rights he may have.

          (c) Prior Agreements Superseded. This Agreement constitutes the sole and only agreement of the Parties hereto, and supersedes any prior understandings or written or oral agreements between the parties, respecting the subject matter hereof.

          (d) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE

     IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date first above written.

                                AUDIO BOOK CLUB, INC.

                                By:  /s/ JOHN LEVY
                                   ----------------------------------------
                                      Name: John Levy
                                      Title: Executive Vice President
                                      and Chief Financial Officer

                                CLASSIC RADIO HOLDING CORP.

                                By:  /s/ JOHN LEVY
                                   ----------------------------------------
                                      Name: John Levy
                                      Title: Executive Vice President
                                      and Chief Financial Officer

                                CLASSIC RADIO ACQUISITION CORP.

                                By:  /s/ JOHN LEVY
                                   ----------------------------------------
                                      Name: John Levy
                                      Title: Executive Vice President
                                      and Chief Financial Officer


                                     /s/ NORTON HERRICK
                                ---------------------------------
                                    NORTON HERRICK

                                   SCHEDULE 1

                                   COLLATERAL

     The "Collateral" shall include, without limitation, all right, title and interest in and to all of the following assets and properties:

1. All of the assets and properties acquired (by way of merger) from Radio Spirits, Inc. ("RSI"), as described in Section 4.7 of the Supplemental Agreement between RSI and the Carl Amari, on the one hand, and ABC and Holding Corp., on the other hand (the "Supplemental Agreement"), entered into as of December 11, 1998, including but not limited to the assets and properties described on Schedule 4.7 to the Supplemental Agreement (collectively, the "RSI Assets");

2. All of the assets and properties of Buffalo Productions, Inc. ("BPI") acquired from BPI, as described in Section 2.1 of the Asset Purchase Agreement between BPI, on the one hand, and ABC and Acquisition Corp., on the other hand, entered into as of December 11, 1998 (collectively, the "BPI Assets"); and

3. The fifty percent (50%) interest in the OTR Series Joint Venture with Dick Brescia Associates, Inc. pursuant to the OTR Series Joint Venture Agreement dated January 1, 1998, acquired by Classic Radio Acquisition Corp. from Carl Amari pursuant to the Joint Venture Purchase Interest and Assignment Agreement entered into on December 11, 1998 (the "JV Interest").

4. Without limiting the generality of sections 1, 2, and 3 above, all of the following assets with respect to or arising from the RSI Assets, the BPI Assets and the JV Interest: (a) accounts, chattel paper, tax refunds, contract rights, leases, leasehold interests, letters of credit, instruments, documents, documents of title, patents, copyrights, trademarks, trade names, licenses, goodwill, beneficial interests and general intangibles; (b) all goods whose sale, lease or other disposition have given rise to accounts and have been returned to or repossessed or stopped in transit; (c) certificated and uncertificated securities; (d) goods, including without limitation consumer goods, machinery, equipment, farm products, fixtures and inventory; (e) liens, guaranties and other rights and privileges pertaining to any of the foregoing; (f) monies, reserves, deposits, deposit accounts and interest or dividends thereon, cash or cash equivalents; (g) all accessions to the foregoing, and all litigation proceeds pertaining to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing;
     (h) all books, records and computer records in any way relating to any of the foregoing; and (i) all products and proceeds of the foregoing including, without limitation, proceeds of insurance policies insuring the foregoing. The terms used herein to identify all property described in (a) though (i) shall have the same meaning as are assigned to such terms as of the date hereof in the Illinois Uniform Commercial Code.

                                   SCHEDULE 2

                             LOCATION OF COLLATERAL


1.   20 Community Place
     P.O. Box 2346
     Morristown, NJ 07962-2346

2.   974 Estes Court
     Schaumburg, IL 60193

3.   Cassette Services, Inc.
     111 North N. Hickory Ave.
     Arlington Heights, IL 60004
     Tel: 847-559-9700

4.   Cinram
     4905 Moores Mill Road
     Huntsville, AL 35811-1511
     Tel: 205-859-9042

5.   Cinram
     1600 Rich Rd
     Richmond, IN 47374

6.   Rose  Packaging & Design,  Inc.
     6444 S. Quebec Street
     Bldg 7, Suite 212
     Englewood, CO 80111
     Tel: 303-773-1003

     Rose Western
     8609 Chetle Avenue
     Santa Fe Springs, CA 90670

7.   The Audio Source, Inc.
     1850 Holste Rd
     Northbrook, Il 60062
     Tel: 847-559-9700

8.   Global Cassettes
     14804 Cave Creek Road
     Phoenix, AZ 85032
     Tel: 602-953-0527